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                                                                    EXHIBIT 23.1

[McGLADREY & PULLEN CERTIFIED PUBLIC ACCOUNTANTS LOGO]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119927 of Valley Bancorp on Form S-8 of our report, dated February 4, 2005 appearing in this Annual Report on Form 10-K of Valley Bancorp for the year ended December 31, 2004.

                                        /s/ MCGLADREY & PULLEN, LLP
                                        ----------------------------------------
                                        McGladrey & Pullen, LLP

Las Vegas, Nevada
March 24, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.